Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
As Reported (See Notes)	2012	2011	Change	Weather Adjusted Change	2012	2011	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	42,543	41,558	2.4%		183,617	190,047	(3.4)%

Total Retail Sales-	36,109	35,183	2.6%	1.7%	156,054	159,702	(2.3)%	0.4%
Residential	11,140	10,447	6.6%	5.2%	50,454	53,341	(5.4)%	1.1%
Commercial	12,273	12,183	0.7%	(0.7)%	53,007	53,855	(1.6)%	(0.2)%
Industrial	12,468	12,323	1.2%	1.2%	51,674	51,570	0.2%	0.2%
Other	228	230	(0.7)%	(0.8)%	919	936	(1.8)%	(1.4)%

Total Wholesale Sales	6,434	6,375	0.9%	N/A	27,563	30,345	(9.2)%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- All figures in this earnings release are preliminary and remain subject to the completion of normal year-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-K.